Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Capitalized terms included below but not defined have the meanings set forth in Appendix A.
The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 presents the historical financial statements of GSAH (the “Company”) adjusted to reflect the Business Combination. The Company and Mirion shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “Combined Company.” The unaudited condensed combined financial information presents the pro forma effects of the following transactions:
•The Business Combination of Mirion with GSAH pursuant to the Business Combination Agreement;
•Conversion of the shares of Class B common stock of GSAH (the “GSAH Class B common stock”) outstanding prior to the Business Combination to shares of our Class A common stock;
•The issuance of 90 million shares of our Class A common stock for an aggregate purchase price equal to $900 million (the “PIPE Investment”) pursuant to the Subscription Agreements, $200 million of which was subscribed for by GSAM Holdings (the “Backstop Party”). The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination;
•At the Closing, the Sellers (or the “Mirion Sellers”) elected to receive equity consideration either in the form of shares of our Class A common stock or shares of our Class B common stock that have voting rights but no economic interest in the Company, paired with shares of IntermediateCo Class B common stock (non-voting) of a newly formed subsidiary (IntermediateCo) (the “Paired Interests”). The Company owns 100% of the voting shares (Class A common stock) of IntermediateCo but a portion of the economic interest of IntermediateCo accrues to the management holders of IntermediateCo Class B common stock and shares of our Class B common stock in proportion to their ownership of shares of our Class B common stock, or voting interest, in the Company. As a result, the Company will recognize a noncontrolling interest for the portion of IntermediateCo that is not attributable to the Company. Mirion Sellers elected to receive 8.5 million shares of Class B common stock (the “Class B Holders”) and the remaining Mirion Sellers elected to receive 30.4 million shares of our Class A common stock;
•The transfer of a portion of the founder shares to executives and a board member of the Combined Company, to be forfeited if certain service and performance conditions are not met within five years of the Closing Date. This transaction has been accounted for as stock-based compensation expense in the financial statements of the Combined Company; and
•Repayment of Mirion third-party and related party notes and entering into a new term loan facility.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives pro forma effect to the Business Combination as if it had occurred on January 1, 2021. The PIK Notes accrued payment-in-kind interest daily at a rate of 11.5% annually (the Shareholder Notes accrued PIK interest daily at a rate of 11.5% annually (other than a $70 million tranche that accrued interest at a rate of 6.0% annually until October 1, 2021 and then accrued interest at a rate of 11.5% annually) with the interest added to the outstanding principal amount on December 31 of each year in arrears, and the Management Notes accrued PIK interest daily at a rate of 11.5% annually with half of such annual amount added to the outstanding principal amount on December 31 of each year in arrears while the remaining half was payable in cash on December 31 of each year). The PIK Notes were acquired by GSAH at the Closing for a price equal to the full outstanding principal amount together with all accrued but unpaid interest up to but excluding the Closing Date using a portion of the Business Combination consideration. In connection with the Closing, GSAH contributed the PIK Notes to Mirion Topco, and then the PIK Notes were extinguished in full. For purposes of determining the number of shares of our Class A common stock and Class B common stock to be outstanding, we considered the amount of principal and interest of the PIK Notes as of the actual Closing Date of October 20, 2021, but for all other purposes have assumed the Closing Date was January 1, 2021 for the unaudited pro forma condensed combined statements of operations.
GSAH’s fiscal year ends on December 31, whereas Mirion TopCo’s fiscal year before the closing of the Business Combination ended June 30. Due to this difference, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, is derived from GSAH’s audited consolidated statement of operations for the period from January 1, 2021 through October 19, 2021 (the last date prior to the Business Combination), and Mirion’s unaudited financial results for the twelve-month period from January 1, 2021 through December 31, 2021. Mirion arrived at the unaudited financial results for the twelve-month period ended December 31, 2021 by adding the results for the Successor Period from October 20, 2021 through December 31, 2021 and the Predecessor Period from July 1, 2021 through October 19, 2021 to the audited results for the fiscal year ended June 30, 2021, and deducting the unaudited interim results for the six months ended December 31, 2020. Mirion’s results have been classified consistently with the Company’s presentation.
On June 17, 2021, the Company entered into the Business Combination Agreement, and on October 20, 2021, the Business Combination was consummated. After giving effect to the Business Combination, the Company owns 96% of IntermediateCo and its subsidiaries (with the remaining 4% held by holders (including certain members of Mirion management) of shares of IntermediateCo Class B common stock as part of Paired Interests), and the Charterhouse Parties and the other Sellers (including certain members of Mirion management) hold approximately 17% of the outstanding shares of our Class A common stock (excluding the founder shares) and all of the outstanding shares of our Class B common stock. See the ownership diagram under “Prospectus Summary—Business Combination Overview” for further details.
The Company is considered the accounting acquirer in the Business Combination, as further discussed in “NOTE 3—Basis of the Pro Forma Presentation.” The Business Combination is accounted for under the scope of Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Pursuant to ASC 805, GSAH has been determined to be the accounting acquirer as GSAH transferred cash via the use of funds in their trust account and proceeds from equity issuances to execute the business combination. The cash consideration to the sellers is equal to an amount greater than a majority of the total consideration exchanged.
The transfer of cash in exchange for the majority of the sellers’ equity supports the conclusion that GSAH is the accounting acquirer in the business combination. Mirion constitutes a business in accordance with ASC 805, and the Business Combination constitutes a change in control.

MIRION TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

Historical Financials
($ in millions, except per share amounts)	GS Acquisition Holdings Corp II	Historical Mirion	Pro Forma Purchase Accounting Adjustments	Notes	Pro Forma Purchase Financing Adjustments	Notes	Pro Forma Combined
Revenues:
Product	$—	$510.8	$—		$—		$510.8
Service	—	157.5	—		—		157.5
Total Revenues	—	668.3	—		—		668.3
Costs and expenses:
Cost of revenues—Product	—	323.5	9.2	(a)	—		332.7
Cost of revenues—Service	—	78.4	1.2	(a)	—		79.6
Selling, general and administrative	13.6	298.8	53.2	(a)	18.6	(b)	384.2
Research and development	—	36.1		—		—	36.1
Other deductions, net	—	(0.7)		—		—	(0.7)
Loss on extinguishment of debt	—	15.9		—		—	15.9
Change in fair value of warrant liabilities	(2.3)	(1.2)		—		—	(3.5)
Dividend expense (income)	(0.1)	—	—		0.1	(c)	—
Interest expense (income), net	—	145.8	(145.7)	(a)	30.6	(d)	30.7
Income (loss) before income taxes	(11.2)	(228.3)	82.1		(49.3)		(206.7)
Income tax expense (benefit)	0.3	(0.8)	20.5	(a)	(12.3)	(e)	7.7
Net income (loss)	(11.5)	$(227.5)	$61.6		$(37.0)		(214.4)
Less: Income (loss) attributable to noncontrolling interests						(f)	(8.8)
Net income (loss) attributable to controlling interests							$(205.6)
Historical
Weighted average common shares outstanding of Class A common stock	75,000,000
Basic and diluted net income per share, Class A	$(0.12)
Weighted average common shares outstanding of Class B common stock	18,750,000
Basic and diluted net income per share, Class B	$(0.12)
Earnings per share
Pro Forma weighted average common shares of Class A common stock outstanding—basic and diluted							180.773
Pro Forma net income (loss) per share basic and diluted available to common stockholders, Class A						(g)	$(1.14)
NOTE 1—Description of the Business Combination
On June 17, 2021, the Company, Mirion Technologies (TopCo), Ltd., the Charterhouse Parties and the other Sellers entered into the Business Combination Agreement, and on October 20, 2021, the Business Combination was consummated. Pursuant to the Business Combination, Mirion combined with a subsidiary of the Company in accordance with the terms and subject to the conditions of the Business Combination Agreement as more fully described elsewhere in this prospectus. Following the closing of the Business Combination, (a) the Company owns 96% of IntermediateCo and its subsidiaries (with the remaining 4% held by holders (including certain members of

Mirion management) of shares of IntermediateCo Class B common stock as part of Paired Interests), and (b) the Mirion Sellers (excluding certain members of management who hold shares of our Class B common stock) hold 17% of the outstanding shares of our Class A common stock (excluding the founder shares) and all of the outstanding shares of our Class B common stock.
The aggregate consideration for the Business Combination included a combination of cash and stock consideration as follows (in millions):

Shares transferred at closing(1)	38,960,000
Value per share(2)	$10.45
Total share consideration	407.0
Plus: cash transferred	1,310.0
Total cash and share consideration at closing	$1,717.0
(1)    Includes both shares of our Class A common stock (30.4 million to the Mirion Sellers excluding certain members of management who elected to receive Class B common stock) and shares of our Class B common stock (8.6 million) to Mirion management stockholders).
(2)    The value of shares transferred at closing is assumed to be the average price on October 20, 2021 of $10.45 per share.
Before the Closing of the Business Combination, the Sellers had the option to elect to have their equity consideration exchanged for either shares of our Class A common stock or Paired Interests. At Closing, the Company owned 100% of the voting shares (Class A) of IntermediateCo and greater than 80% of the non-voting Class B shares. As a result, the Company will recognize a noncontrolling interest for the portion of IntermediateCo that is not attributable to the Company. We have considered that, of the existing Mirion stockholders, only certain Mirion management elected to receive shares of our Class B common stock (initially to defer recognition of the Business Combination for U.S. tax purposes).
Concurrently with the execution of the Business Combination Agreement, we entered into Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors collectively subscribed for 90.0 million shares of our Class A common stock for an aggregate purchase price equal to $900 million, $200 million of which had been subscribed for by the Backstop Party. The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination. We entered into a new credit agreement for a $830 million term facility (to refinance existing Mirion third-party debt) and a $90 million revolving credit facility (for future operational purposes and not used to finance the Business Combination). A Backstop Agreement was executed such that up to an additional 12,500,000 shares would be purchased by the Backstop Party (a related party of the Company) to cover redemptions by public stockholders to the extent redemptions exceeded the cash available from PIPE Investors, GSAH’s trust account and new debt financing after the payment of Mirion third-party debt (subject to the Minimum Cash Condition); however, no additional shares were purchased by the Backstop Party as actual redemptions did not exceed cash available.
The $900 million of gross proceeds from the sale of our Class A common stock to the PIPE Investors was included in the Cash Consideration. The remainder of the Cash Consideration was provided by the funds held in GSAH’s trust account. The following summarizes our Class A and Class B common stock ownership (as a percentage of outstanding common stock; numbers may not total due to rounding):

	Class A Share Ownership in the Company(1)
	Number of Shares (millions)	Percentage of Outstanding Shares
PIPE Investors(2)	90.0	47.5%
Public Stockholders	60.4	31.9%
Mirion Sellers (excluding certain members of Mirion management below who elected to receive Class B common stock)	30.4	16.1%
	Class B Share Ownership in the Company
	Number of Shares (millions)	Percentage of Outstanding Shares
Mirion management	8.6	4.5%
___________________
(1)    Excludes 18,750,000 founder shares converted from shares of GSAH Class B common stock to shares of our Class A common stock upon the closing of the Business Combination which are subject to certain vesting and forfeiture conditions described below.
(2)    Includes 20 million GSAH Class A shares subscribed for by Sponsor-related PIPE Investors.
The founder shares are subject to vesting in three equal tranches, based on the volume-weighted average price of the Company’s Class A common stock being greater than or equal to $12.00, $14.00 and $16.00, respectively (each, a “Founder Share Vesting Event”), per share for any 20 trading days in any 30 consecutive trading day period. Holders of the founder shares are entitled to vote such founder shares and receive dividends and other distributions with respect to such founder shares prior to vesting, but such dividends and other distributions with respect to unvested founder shares will be set aside by the Company and shall only be paid to the holders of the founder shares upon the vesting of such founder shares. The founder shares will be forfeited to the Company for no consideration if they fail to vest within five years of the closing of the Business Combination.
In conjunction with entering into the Business Combination Agreement, the Sponsor issued 3,200,000 membership interests to Thomas Logan, the Chief Executive Officer of Mirion, 700,000 membership interests to Brian Schopfer, the Chief Financial Officer of Mirion, and 4,200,000 membership interests to Lawrence Kingsley, the Chairman of our Board of Directors (collectively, the “Profits Interests”). The Profits Interests are intended to be treated as profits interests for U.S. income tax purposes, pursuant to which Messrs. Logan, Schopfer and Kingsley will have an indirect interest in the founder shares held by the Sponsor. The Profits Interests are subject to service and performance vesting conditions and do not fully vest until all of the applicable conditions are satisfied. In addition, the Profits Interests are subject to certain forfeiture conditions. See “Certain Relationships and Related Persons Transactions—Profits Interests.” Accordingly, these awards have been treated as compensation and reflected accordingly in the pro forma adjustments to the unaudited pro forma condensed combined statements of operations.
The Combined Company granted incentive awards under the Incentive Plan on December 27, 2021 (974,775 restricted stock units, 229,006 performance-based restricted stock units, and 34,902 director restricted stock units). These vesting periods for these awards began on the grant date and thus stock-based compensation expense was immaterial to the year ended December 31, 2021. Total unrecognized compensation expense for these awards was approximately $12.7 million at December 31, 2021. The weighted average period remaining was 4 years, 3 years, and 4 months for restricted stock units, performance-based restricted stock units, and director restricted stock units, respectively. As these award grants were not stipulated in the Business Combination agreement and did not replace any unvested existing share-based awards for Mirion, no pro forma adjustment has been reflected for these awards.
NOTE 2—Basis of the Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, with GSAH as the accounting acquirer, using the fair value concepts defined in the Financial Accounting Standards Board’s ASC Topic 820, Fair Value Measurement (“ASC 820”), and based on the historical financial information of GSAH and Mirion.
ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
The unaudited pro forma condensed combined financial statements were prepared based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. We are in the process of reviewing the estimated fair values of all assets acquired and liabilities assumed by the Company, including, among other things, obtaining final third-party valuations of certain tangible and intangible assets, as well as the fair value of certain contracts and the determination of certain tax balances; thus, the allocation of the purchase price is preliminary and subject to revision. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 present pro forma effect to the Business Combination, equity financing, and debt financing as if they had been completed on January 1, 2021. This period is presented on the basis of GSAH being considered the accounting acquirer.
The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies. Based on its initial analysis of the Company’s and Mirion’s accounting policies, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies that would impact the financial statements of the Combined Company.
Note 3—Pro Forma Adjustments
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Company and should be read in conjunction with its historical financial statements.
The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to the accounting required under U.S. GAAP for the Business Combination.
There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.
The pro forma condensed combined income tax expense (benefit) does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2021.

Adjustments to Unaudited Pro Forma Condensed Statements of Operations
(a)    Reflects the impact of Mirion purchase accounting adjustments on the operating results for the year ended December 31, 2021.

For the year ended December 31, 2021	(1)	(2)	(3)	(4)	(5)	Total
Revenues:
Product	$—	$—	$—	$—	$—	$—
Service	—	—	—	—	—	—
Total Revenues	—	—	—	—	—	—
Costs and expenses:
Cost of revenues—Product	2.6	0.2	6.4	—	—	9.2
Cost of revenues—Service	1.0	0.2	—	—	—	1.2
Selling, general and administrative	54.7	(1.5)	—	—	—	53.2
Research and development	—	—	—	—	—	—
Other deductions, net	—	—	—	—	—	—
Change in fair value of warrant liabilities	—	—	—	—	—	—
Dividend expense (income)	—	—	—	—	—	—
Interest expense (income), net	—	—	—	(145.7)	—	(145.7)
Income (loss) before income taxes	(58.3)	1.1	(6.4)	145.7	—	82.1
Income tax expense (benefit)	—	—	—	—	20.5	20.5
Net income (loss)	$(58.3)	$1.1	$(6.4)	$145.7	$(20.5)	$61.6
___________
(1)    Reflects the change in amortization related to the change in fair value of certain Mirion intangible assets as if Mirion was acquired on January 1, 2021, reassessment of asset lives, and estimated split of cost of revenues between cost of revenues—product and cost of revenues—service.
(2)    Reflects the change in depreciation related to the change in fair value of certain Mirion property, plant and equipment as if Mirion was acquired on January 1, 2021, reassessment of asset lives, and estimated split of cost of revenues between cost of revenues—product and cost of revenues—service.
(3)    Reflects the net increase to product cost of revenues from the acquisition accounting increase in fair value of inventory that is expected to be sold within one year of the acquisition date as if Mirion was acquired on January 1, 2021. The increase in fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. These expenses will not affect the Company’s statement of operations beyond 12 months after the acquisition date.
(4)    Reflects the elimination of interest expense on debt assumed settled as of January 1, 2021 ($145.7 million) for the year ended December 31, 2021.
(5)    Represents the income tax effect of the above pro forma adjustments based on an estimated blended statutory rate of 25%.
(b)    Reflects additional share-based compensation expense for 8.1 million Profits Interests issued to Messrs. Logan, Schopfer and Kingsley. The Profits Interests are subject to service vesting conditions (50% of the Profits Interests granted to each of Messrs. Logan and Schopfer service-vest on each of the second and third anniversaries of the Closing, and fifty percent (50%) of the Profits Interests granted to Mr. Kingsley service- vest on each of the first and second anniversaries of the Closing) and performance vesting conditions (the share price must meet or exceed certain established thresholds for 20 out of 30 trading days before the fifth anniversary of the closing date). Of the Profits Interests, 3.2 million have a threshold price of $12 per share, 2.0 million have a threshold price of $14 per share, and 3.0 million have a threshold price of $16 per share. Based upon a valuation model using Monte Carlo simulations, a fair value per share of $8.03, $6.83, and $5.74 has been estimated for the $12, $14, and $16 per share performance vesting conditions, respectively. The expense is recognized on a straight-line basis over the related service period for each tranche of awards from the grant date in the historical results of Mirion. The amount reflected represents the incremental amount that would have been recognized had the Business Combination occurred on January 1, 2021.
(c)    To eliminate the Company’s dividend income on the trust account.
(d)    Represents the interest expense and amortization of debt issuance costs related to new debt issued in the amount of $830.0 million assuming an indicative 3.25% interest rate (LIBOR subject to a floor of 0.50% + 2.75%). Debt issuance costs were $21.7 million. Note that actual interest rates will vary depending upon market conditions. The following table details the pro forma impact of a net increase/decrease in the interest rate of 1/8th of a percentage point and the pro forma impact of a 1% increase/decrease in the debt issuance costs as a percentage of debt (dollars in millions).

Year ended December 31, 2021
Increase in interest expense due to a rate increase of 1/8th of a percentage point	1.0
Decrease in interest expense due to a rate decrease of 1/8th of a percentage point	(1.0)
(e)    Reflects adjustments to income tax expense due to the tax impact on the pro forma adjustments at the estimated statutory rate of 25%.
(f)    Represents the attribution of net loss to non-controlling interests for the shares of our Class B common stock issued to certain existing Mirion Sellers. At closing of the Business Combination, equity holders of Mirion had the option to elect to have their rollover equity in Mirion exchanged for either shares of our Class A common stock or Paired Interests. The Combined Company owns 100% of the voting shares (Class A) of IntermediateCo and greater than 80% of the non-voting shares of IntermediateCo Class B common stock. As a result, the Combined Company will recognize noncontrolling interests for the portion of IntermediateCo that is not attributable to the Combined Company (approximately 4.1%).
(g)    Pro forma earnings per share (amounts rounded and in millions except per share)(1)

Year ended December 31, 2021
Pro forma net income (loss) available to common stockholders (in millions)	$(205.6)
Shares of Class A Common Stock (in millions):
Class A common stock outstanding	75.000
Class A common stock issued to Mirion Sellers	30.402
Class A common stock issued to PIPE Investors	90.000
Class A redemptions	(14.629)
Pro forma weighted average number shares outstanding, Class A	180.773
Pro forma net income (loss) per share of common stock—basic and diluted, Class A(2)(3)	$(1.14)
____________
(1)    Class B common stock of the Combined Company has voting rights but no economic interest in the Combined Company and therefore has been excluded from the calculation of basic earnings per share.
(2)    At December 31, 2021, the Company had outstanding warrants to purchase up to 27,249,979 shares of Class A common stock. One whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share. The Company’s warrants are anti-dilutive due to pro forma net losses and have been excluded from the diluted number of the Combined Company’s Shares outstanding.
(3)    Excludes 18,750,000 founder shares that are subject to forfeiture if a Founder Share Vesting Event does not occur within five years of the closing of the Business Combination. The founder shares are subject to certain Founder Share Vesting Events. Holders of the founder shares are entitled to vote such founder shares and receive dividends and other distributions with respect to such founder shares prior to vesting, but such dividends and other distributions with respect to unvested founder Shares will be set aside by the Combined Company and shall only be paid to the holders of the founder shares upon the vesting of such founder shares.
As the holders of the founder shares are not entitled to participate in earnings unless the vesting conditions are met, the founders shares have been excluded from the calculation of basic earnings per share. The founders shares are also excluded from the calculation of diluted earnings per share because their inclusion would be anti-dilutive.

APPENDIX A
Defined Terms

•“Business Combination” are to the transactions contemplated by the Business Combination Agreement;
•“Business Combination Agreement” are to that certain Business Combination Agreement, dated June 17, 2021 (as amended on September 3, 2021, and as it may be further amended from time to time), by and among GSAH, Mirion, the Charterhouse Parties (each acting by its general partner, Charterhouse General Partners (IX) Limited), the other Supporting Mirion Holders, and the Joining Sellers;
•“Backstop Agreement” are to that certain Backstop Agreement, dated as of June 17, 2021, by and between the Company and GSAM Holdings;
•“Charterhouse Holders” or the “Charterhouse Parties” are to CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP (each acting by its general partner, Charterhouse General Partners (IX) Limited);
•“Closing” are to the consummation of the Transactions;
•“Closing Date” are to October 20, 2021, the date on which the Transactions were consummated;
•“founder shares” are to the shares of our Class A common stock, of which 18,750,000 shares are outstanding as of the date hereof;
•“Founder Share Vesting Event” are to the vesting of the founder shares in three equal tranches, based on the volume-weighted average price of the Class A common stock being greater than or equal to $12.00, $14.00 and $16.00 per share for any 20 trading days in any 30 consecutive trading day period;
•“GSAH” are to GS Acquisition Holdings Corp II, prior to the consummation of the Business Combination;
•“GSAM Holdings” are to GSAM Holdings LLC;
•“GAAP” or “U.S. GAAP” are to the Generally Accepted Accounting Principles in the United States of America;
•“Incentive Plan” are to the Mirion Technologies, Inc. Omnibus Equity Incentive Plan;
•“IntermediateCo” are to Mirion IntermediateCo, Inc., a Delaware corporation;
•“Joining Sellers” are to holders of A Ordinary Shares and B Ordinary Shares from time to time becoming party to the Business Combination Agreement by executing a Joinder Agreement;
•“Management Notes” are to payment-in-kind loan notes issued by UKTopco to certain members of Mirion management;
•“Minimum Cash Condition” are to the Company having at least an aggregate of $1,310,000,000 in cash available at Closing;
•“Mirion” or “Mirion TopCo” are to Mirion Technologies (TopCo), Ltd;
•“Mirion Sellers” are to, collectively, the Joining Sellers and the other Supporting Mirion Holders;
•“PIK” are to payment-in-kind;
•“PIK Notes” are to the Shareholder Notes and the Management Notes;
•“PIPE Investors” are to GSAM Holdings and certain other “accredited investors” (as defined in Rule 501 under the Securities Act) that will invest in the PIPE Investment;
•“Predecessor Period” refers to all reported financial periods prior to the Business Combination Closing Date on October 20, 2021;
•“Shareholder Notes” are to payment-in-kind loan notes issued by UKTopco to certain Mirion TopCo shareholders;
•“Sponsor” or “GS Sponsor” are to GS Sponsor II LLC, a Delaware limited liability company;
•“Subscription Agreements” are to, collectively, those certain subscription agreements entered into between the Company and the PIPE Investors;
•“Successor Period” refers to the period from the Closing Date, October 20, 2021, and ended on December 31, 2021;
•“Supporting Mirion Holders” are to the parties set forth on Annex I of the Business Combination Agreement, together with the Charterhouse Parties; and
•“Transactions” are to the consummation of the transactions contemplated by the Business Combination Agreement.